RRK

4/27/81



                                   LEASE



                                  Between



                        HEIGHTS PLAZA ASSOCIATES,



                                         Landlord



                                   and



                 AUTOMATED MEDICAL LABORATORIES, INC.,



                                         Tenant



                          Dated: April 30, 1981





                    SHAVICK, SCHOTZ, NADLER & KONNER
                          COUNSELORS AT LAW
                        411 Hackensack Avenue
                          Continental Plaza
                    Hackensack, New Jersey  07601

                           TABLE OF CONTENTS


                                                            Page
                                                            ----

Preamble                                                      1
     Basic Lease Provisions and Definitions                   1

Article
     1     Demise of Premises                                 2
     2     Term                                               2
     3     Rent                                               2
     4     Fixed Rent Adjustments                             2
     5     Security                                           4
     6     Completion and Possession                          5
     7     Use of Premises                                    6
     8     Repairs, Replacement, Alterations                  6
     9     Tenant Covenants                                   7
     10    Landlord's Services                                9
     11    Assignment, Subletting, Etc.                      13
     12    Landlord's Rights                                 14
     13    Damage by Fire, Etc.                              15
     14    Condemnation                                      16
     15    Compliance with Laws                              16
     16    Damage to Property                                17
     17    Subordination                                     17
     18    Notice                                            18
     19    Conditions of Limitation                          19
     20    Re-Entry by Landlord                              20
     21    Damages                                           20
     22    Waiver of Trial by Jury                           21
     23    Lease Contains all Agreements                     21
     24    No Waivers                                        21
     25    Parties Bound                                     22
     26    Curing Tenant's Defaults                          22
     27    Miscellaneous                                     23
     28    Inability to Perform                              24
     29    Abandoned Personal Property                       24
     30    Exculpation                                       24
     31    Article Headings                                  24
     32    Quiet Enjoyment                                   24
     33    Arbitration                                       24
     34    Holding Over                                      25
     35    Cancellation                                      25
     36    Option to Renew                                   25

                            AGREEMENT OF LEASE

Between HEIGHTS PLAZA ASSOCIATES, a partnership
                                   (hereinafter called "Landlord"), and

Automated Medical Laboratories, Inc., a Florida corporation
                                   (hereinafter called "Tenant").

                               PREAMBLE
                               --------
BASIC LEASE PROVISIONS AND DEFINITIONS.

     In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease should have only the meanings set forth in this section I unless such meanings are expressly modified, limited or expanded elsewhere herein.

     (1)  Date of Lease: April 30, 1981

     (2)  Exhibits:

          The following Exhibits attached to this lease are incorporated herein and made apart hereof:
          Exhibit A:              Lease Plan(s)
          Exhibit B:              Landlord's Work
          Exhibit C:              Rules and Regulations
          Exhibit D:              Janitorial Services

     (3)  Building: Heights Plaza, 777 Terrace Avenue, Hasbrouck Heights,
                    New Jersey 07604

     (4)  Premises or demised premises: outlined in red on Exhibit A

     (5)  Land: Lot 1-D in Block 162 and Lot 4-A in Block 134-A on
          Tax Assessment Map of Hasbrouck Heights and Lot 16A in Block 109-A on Tax Assessment Map of Hackensack, Bergen County, New Jersey.

     (6)  Term.  Four (4) years and nine (9) months

     (7)  Fixed rent: per annum the sum of $33,033.70

     (8)  Tenant's Rentable Area: 2,302 Square Feet.

     (9)  Tenant's Percentage: 1.24%

     (10) Base year: 1981

     (11) Electric Energy Charge: $1,611.40

     (12) Parking spaces: Eight (8), two of which shall be reserved

     (13) Security: $8,661.27

     (14) Commencement date:  July 1, 1981

     (15) Termination date:  March 31, 1986

     (16) Permitted use:  Executive and administrative offices

     (17) Tenant's address:  8405 Executive Center Drive, Miami, Florida
                             33166

     (18) Landlord's address:  P.O. Box 2187
                               South Hackensack, New Jersey  07601
     (19) Broker:  Cushman & Wakefield of New Jersey, Inc.

                                 WITNESSETH:

     1.   DEMISE OF PREMISES.  Landlord does hereby lease and demise to
          ------------------
Tenant, and Tenant does hereby hire and take from Landlord, upon and subject to the covenants, agreements terms, provisions and conditions of this Lease, the premises for the term. Parking areas on the Land shall not be con-sidered part of the premises; however, Tenant shall have the privilege to use the number of parking spaces designated in the Preamble to this Lease as long as Tenant is not in violation of any Rules and Regulations per-taining thereto, which privilege may not be assigned, sublet or transferred in any way by Tenant except in conjunction with a permitted assignment or subletting hereunder. Landlord reserves the right, from time to time, to assign and re-assign to Tenant and other tenants of the Building specific parking spaces, and Tenant agrees to be bound thereby.

     2.   TERM.  The term shall commence on the commencement date (subject
          ----
to Article 9 hereof) and shall end on the termination date or on such other date as the term may expire to be terminated pursuant to the provisions of this Lease or pursuant to law.

     3.   RENT. (a)  The fixed rent shall be payable in equal monthly
          ----
installments in advance on the first day of each and every calendar month during the term (except that Tenant shall pay the first monthly installment on the execution hereof), plus such additional rent and other charges as shall become due and payable hereunder, which additional rent and other charges shall be payable as hereinafter provided; all of which shall be paid to Landlord at Landlord's address, or at such other place or to such other person as Landlord may designate, in lawful money of the United States of America. Fixed rent, additional rent and other charges hereunder are sometimes collectively referred to herein as "rent."

          (b) Tenant does hereby covenant and agree to pay the rent herein reserved as and when the same shall become due and payable, without demand therefor and without any set-off or deduction whatsoever, and to keep and perform, and to permit no violation of, each and every one of the covenants, agreements, terms, provisions and conditions herein contained on the part and on behalf of Tenant to be kept and performed.

          (c) Landlord reserves the right to require Tenant to pay as additional rent hereunder interest at the rate of one and one-half
(1-1/2%) per cent per month based upon the rate of eighteen (18%) per cent per annum on all payments of rent hereunder which are made more than ten (10) days after the due date thereof; provided, however that in no event shall the interest rate exceed the maximum permitted by law. In the event Tenant fails or refuses to pay rent hereunder and Landlord institutes suit for the collection of same, Tenant agrees to reimburse Landlord as additional rent hereunder, for all reasonable expenses incurred by Landlord in connection therewith, including, but not limited to, reasonable attorney's fees.

          (d) Whenever in this Lease Tenant is required to pay additional rent or other charges to Landlord, Landlord shall have all remedies for the collection thereof that it may have for the non-payment of fixed rent hereunder.

          (e) If, by reason of any of the provisions of this Lease, the obligation of Tenant to commence the payment of rent under this Lease shall be on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated based upon one-thirtieth (1/30th) thereof per diem.

     4.   FIXED RENT ADJUSTTMENT. (a) As used in, and for the purposes of
          ----------------------
this Article:

          (i) "taxes" shall mean real estate taxes and assessments, special or otherwise levied upon or with respect to the Building and the Land, imposed by Federal, State or local governments (but shall not include income, franchise, capital stock, estate or inheritance taxes or taxes based on receipts of rentals, unless the same shall be in substitution for or in lieu of a real estate tax or assessment) and any personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and appurtenances in, upon or used in connection with the Building and Land for the operation thereof, provided that if, because of any change in the method of taxation of real estate, any other or additional tax or assessment is imposed upon Landlord or upon or with respect to the Land and/or Building or the rents or income therefrom, as or in substitution for or in lieu of any tax or assessment which would otherwise be a real estate tax, or personal property tax of the type referred to above, such other tax or assessment shall also be deemed a real estate tax.

          (ii)  "tax base" shall mean taxes in the amount of $158,165.45.

          (iii) "operating expenses" shall mean and include those expenses incurred in respect to the operation, maintenance and safekeeping of the Land and Building in accordance with accepted principles of sound manage-ment and accounting practices as applied to the operation, maintenance and safekeeping of non-institutional first class office buildings, including a management fee equal to 3 1/2% of the gross rents of the Building. Such expenses shall not include (1) expenses for any capital improvements made to the Land or Building, except that capital expenses for improvements which result in savings of labor costs shall be included at the lesser of the cost of such improvement amortized over the useful life of the improve-ment and the annual savings in labor costs resulting from the improvement;
(2) expenses for painting, redecorating or other work which Landlord, at its expense, performs for Tenant or for any other tenant in leased areas of the Building other than painting, redecorating or other work which is standard for or periodically performed in the Building; (3) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty; (4) lease commissions, advertising expenses and expenses for leasing and renovating space for tenants; (5) legal expenses in enforcing the terms of any lease; (6) interest and amortization payments on any mortgage or mortgages, and rental under any -round or underlying lease or leases; (7) wages, salaries or other compensation paid to any person not directly involved in the operation, maintenance or safekeeping of the Building; (8) expenses for restoration of the Building required as a result of a condemnation; (9) taxes; and (10) electricity paid for by any tenant of the Building.

          (iv) "base expenses" shall mean operating expenses in the amount of One Hundred Ninety-One Thousand Six Hundred Fifty-Nine Dollars and Thirty-One Cents ($191,659.31).

          (v) "lease year" shall mean each calendar year in which occurs any part of the term subsequent to the base year.

          (vi) "tax year" shall mean each calendar year in which occurs any part of the term.

          (b) As soon as practicable after each lease year, Landlord will furnish Tenant a statement which shall show a comparison of the operating expenses for the preceding lease year to the base expenses. On the first day for the payment of fixed rent hereunder following the furnishing of such comparative statement, (i) Tenant shall pay to Landlord a sum (the "expense increase") equal to Tenant's Percentage of the increase, if any, of the operating expenses for the preceding lease year over the base expenses; (ii) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the expense increase multiplied by the number of months then elapsed commencing with the first day of the current lease year and, in advance, one-twelfth (1/12th) of the expense increase in respect of the then current month; and (iii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of fixed rent payable under this Lease shall be increased by an amount equal to one-twelfth (1/12th) of the expense increase.

          (c) As soon as practicable after the base year, Landlord will furnish Tenant a statement which shall show a comparison of the taxes for the then current tax year to the tax base. The increase, if any, of taxes for the then current tax year over the tax base, when multiplied by Tenant's Percentage, is herein referred to as the "tax increase." On the first day for the payment of fixed rent hereunder following the furnishing of such compara-tive statement, (i) Tenant shall pay to Landlord a sum equal to one-twelfth (1/12th) of the tax increase multiplied by the number of months elapsed commencing with the first day of the then current tax year and, in advance, one-twelfth (1/12th) of the tax increase in respect of the then current month; and (ii) thereafter, until a different comparative statement shall be submitted to Tenant as above provided, the monthly installments of fixed rent payable under this Lease be increased by an amount equal to one-twelfth (1/12th) of the tax increase.

            (d) If prior to the receipt by Tenant of a comparative statement from Landlord pursuant to sub-paragraphs (b) or (c) above, Tenant has paid any expense increase or tax increase with respect to the lease year for which that comparative statement was submitted, then appropriate credits and/or adjustments shall be made to reflect the expenses which Tenant may have previously paid in whole or in part or may then be paying.

          (e) In the event Landlord shall obtain a refund for any taxes or operating expenses after payment by Tenant of any tax increase or expense increase relative thereto, Landlord shall give Tenant an appro-priate credit or reimbursement which shall reflect any reasonable costs and expenses incurred by Landlord in obtaining the refund.

          (f) If Tenant shall dispute in writing any specific item or items included by Landlord in any statement furnished by Landlord to Tenant in accordance with sub-paragraphs (b) or (c) above, and such dispute is not amicably settled between Landlord and Tenant within ninety (90) days after statement therefor has been rendered, either party may, during the ninety (90) days next following the expiration of the first mentioned ninety (90) days (upon written notice to the other party accompanied by a copy of its letter of submission setting forth the items of dispute) refer such disputed item or items to arbitration in accordance with the provisions of this Lease and the decision rendered in such arbitration shall be conclusive and binding upon Landlord and Tenant. The expenses involved in such determination shall be borne by the party against whom a decision is rendered unless otherwise determined in such arbitration. Landlord shall have the right, for a period of twelve (12) months after the rendering of any statements (or for a longer period, if reasonably required in order to ascertain the facts) to send corrected statements to Tenant, and any rent required thereby shall be paid by Tenant within thirty (30) days thereafter. If Tenant shall not so dispute any item or items of any statement or corrected statement within ninety
(90) days after such statement or corrected statement has been rendered, Tenant shall be deemed to have approved such statement or corrected statement.

          (g) Landlord shall keep, for a period of ninety (90) days after statements are rendered as provided in this Article 4, records in reasonable detail of the items covered by such statements and shall permit Tenant, upon the giving of reasonable prior notice, to examine and audit such records to verify such statements, at reasonable times during business hours.

     5.    SECURITY.  Tenant has deposited the Security with Landlord as
           --------
security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this Lease. It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent, Landlord may use, apply or retain the whole or any part of the Security to the extent required for the payment of any rent as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease including, but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord. To the extent that Landlord, during the term hereof, so uses, applies or retains all or any part of the Security, Tenant shall, on demand, promptly restore the Security to its original amount. The Security (less any portions thereof used, applied as retained by Landlord in accordance with the provisions of this Article 5) shall be returned to Tenant after the termination date (or after such other date when the term may expire or be terminated pursuant to the provisions of this Lease or pursuant to law) and after delivery of entire possession of the premises to Landlord in accordance with the provisions of this Lease. In the event of a sale or leasing of the Land and Building, Landlord shall have the right to transfer the Security to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Security, and Tenant agrees to look to the new Landlord solely for the return of said Security. It is agreed that the provisions hereof shall apply to every such transfer or assignment made of the Security. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security and that neither Landlord nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     6.   COMPLETION AND POSSESSION. (a) Landlord shall exercise reason-
          -------------------------
able diligence and shall endeavor to have the premises ready for Tenant's possession on or before the commencement date designated in the Preamble to this Lease, subject to delay by causes beyond the reasonable control of Landlord or by the action or inaction of Tenant. of the premises are not ready for Tenant's possession within the meaning of this Article 6 on such commencement date, then this Lease shall not be affected thereby but, in such case, the commencement date shall be deemed to be postponed until the date when the premises are ready for Tenant's possession and Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason of any such postponement except that if the premises are not ready for Tenant's possession by August 31, 1981, then Tenant shall have the right by notice to Landlord at any time thereafter but prior to the date the premises are ready for Tenant's possession to terminate this Lease with no further liability of one party to the other. The parties hereto agree that this Article 6 constitutes an express provision as to the time at which Landlord shall deliver possession of the premises to Tenant, and Tenant hereby waives any rights to rescind this Lease which Tenant might otherwise have pursuant to any law now or hereafter in force.

          (b) The premises shall be conclusively deemed ready for Tenant's possession as soon as (1) a certificate (temporary or final) permitting occupancy of the premises for the permitted use has been issued by the required governmental body, and (2) the substantial completion of Landlord's Work, (as defined in Exhibit B) at which time the rent reserved and covenanted to be paid by Tenant under this lease shall commence. The premises shall not be deemed to be unready for Tenant's possession or incomplete if (i) only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the premises,
(ii) the delay in the availability of the premises for possession shall be due to special work, changes, alterations or additions required or made by Tenant in the premises, (iii) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise, (iv) caused in whole or in part by delay and/or default on the part of Tenant and/or its subtenant or subtenants, or (v) the telephone installation in the premises has not been completed.

          (c) If Tenant fails or omits to make timely submission to Land-lord of any plan(s) referred to in Exhibit B, or delays in submitting any other plans or any specifications, or in supplying information, or in approving plans, specifications or estimates, or in giving authorizations or otherwise, or makes any changes, alterations or additions in any plan or specification theretofore submitted by Tenant, any additional cost to Landlord in connection with the completion of the premises in accordance with the terms of this Lease and said Exhibit B, resulting therefrom, shall be paid by Tenant to Landlord, as additional rent, within ten (10) days after Landlord submits a bill to Tenant for the same. For the purposes of this subparagraph (c), the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the premises in accordance with the terms of this Lease and Exhibit B had there been no such failure, omission, delay, change, alteration or addition by Tenant.

          (d) Tenant, by entering into possession of the premises, shall be conclusively deemed to have agreed that Landlord up to the time of such possession has performed all of its obligations hereunder and that the premises are in satisfactory condition as of the date of such possession except only for latent defects.

          (e) In the event possession of the premises (herein referred to as the "possession date") is delivered to Tenant pursuant to this Article
6 on a day other than the commencement date set forth in the Preamble to this Lease, then the commencement date shall be deemed to be the same day as the possession date but the termination date set forth in the Preamble to this Lease shall remain the same and the term of the Lease, as also set forth in said Preamble, shall be adjusted accordingly; provided, however, that Landlord may elect otherwise by giving tenant notice thereof within thirty (30) days after the possession date, in which event (i) if the possession date is on a day other than the first day of a calendar month, the term of this Lease shall be deemed amended (herein referred to as the "revised term") by adding thereto the number of all inclusive days between the possession date and the last day of the calendar month in which such possession is delivered, (ii) the commencement date set forth in the Preamble to this Lease shall be deemed amended to conform to in the possession date, and (iii) the termination date set forth in the Preamble to this Lease shall be deemed amended to conform to the revised term. The parties agree that within thirty (30) days after any such notice from Land-lord, they shall, at the request of either, execute, acknowledge and deliver an instrument in recordable form setting forth the revised term, the commencement date and the termination date.

          7.   USE OF PREMISES. (a) The premises shall be used and
               ---------------
occupied only for the permitted use described in the Preamble to this Lease and for no other use or purpose. Tenant shall not use or permit the use of the premises or any part thereof in any way which would violate any certificate of occupancy for the Building or premises, or any of the covenants, agreements, terms, provisions and conditions of this Lease or for any unlawful purposes or in any unlawful manner and Tenant shall not suffer or permit the premises or any part thereof to be used in any manner or anything to be done therein or suffer or permit anything to be brought into or kept in the premises which, in the reasonable judgment of Landlord, shall in any way impair the character, reputation or appearance of the Building as a first class office building, impair or interfere with any of the Building services or the proper and economic heating, cleaning, air conditioning or other servicing of the Building or the premises, or impair or interfere with the use of any of the other areas of the Building by, or occasion discomfort, inconvenience or annoyance to, any of the other tenants or occupants of the Building.

          (b) If any governmental license or permit (other than the certification of occupancy required to be obtained by Landlord pursuant to Article 6 hereof) shall be required for the proper and lawful conduct of Tenant's business or other activity carried on in the premises, and if the failure to secure such license or permit would, in any way, affect Landlord, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license or permit and submit the same to inspection by Land-lord. Tenant, at Tenant's expense, shall, at all times, comply with the terms and conditions of each such license or permit.

          (c) If by reason of failure of Tenant to comply with the provisions of this Lease, including but not limited to the manner in which Tenant uses or occupies the premises, the insurance rates shall at the commencement of the term or at any time thereafter be higher than it otherwise would be, then Tenant shall reimburse Landlord, as additional rent hereunder, for that part of all insurance premiums thereafter paid or incurred by Landlord, which shall have been charged because of such failure or use by Tenant, and Tenant shall make such reimbursement upon the first day of the month following the billing to Tenant of such additional cost by Landlord.

     8.   REPAIRS, REPLACEMENTS, ALTERATIONS.  (a)  Tenant shall take good
          ----------------------------------
care of the demised premises and the fixtures and appurtenances therein. Tenant shall make, at its own expense, all repairs and replacements required to keep the demised premises and fixtures in good working order and condition except (1) structural repairs and those repairs arising directly from Landlord's negligence, (2) repairs required to be made by Landlord pursuant to Article 13 hereof, and (3) such repairs as may be required of Landlord in furnishing the services specified in Article 10 hereof. Tenant shall maintain, at its own expense, all light bulbs, fluorescent tubes, and lighting fixtures in the demised premises, including all component parts such as starters, ballasts, and lenses or grills. All repairs made by Tenant shall be at least equal in quality to the original work. Tenant shall not make any installations, alterations, additions or improvements in or to the demised premises without first obtaining Landlord's written consent thereto, and shall make the same and all repairs only between such hours and by such contractors or mechanics as may be supplied or approved by Landlord. All alterations, decorations, installations, additions or improvements upon the demised premises made by either party (including but not limited to paneling, partitions, railings, and the like), except Tenant's movable fixtures, carpeting and furniture, shall, unless
Landlord elects otherwise (by notice in writing to Tenant given not less than twenty (20) days prior to the expiration or other termination of this Lease or of any renewal or extension thereof) become the property of Land-lord and shall remain upon, and be surrendered with, said premises, as a part thereof, at the end of said term or renewal term, as the case may be. If Landlord shall elect otherwise, then Tenant shall remove, at its expense, such alterations, installations, additions or improvements made by Tenant upon the premises as Landlord shall specify, and Tenant shall repair and restore the premises to its original condition at Tenant's sole expense prior to the termination date.

          (b) If, because of any acts or omission of Tenant or anyone claiming through or under Tenant, any mechanic's or other lien or order for the payment of money shall be filed against the demised premises, the Land or the Building, or against Landlord (whether or not such lien or order is valid or enforceable as such), Tenant shall, at Tenant's own cost and expense, cause the same to be canceled and discharged of record within twenty (20) days after the date of filing thereof, and shall also indemnify and save harmless Landlord from and against any and all costs, expenses, claims, losses or damages, including reasonable counsel fees, resulting therefrom or by reason thereof.

          (c) In the event Tenant makes any repairs, replacements, or alterations in or to the demised premises, any contractors or subcon-tractors employed by Tenant shall employ only such labor as will not result in jurisdictional disputes with any labor unions or strikes against or involving the Landlord or the Building. Tenant will inform Landlord, in writing, of the names of contractors and/or subcontractors Tenant proposes using to do work in its behalf within the Building at least seven (7) days prior to the beginning of any permitted work. Landlord reserves the right to reject any and all of the proposed con-tractors and/or subcontractors. In the event of any strike or dispute, Tenant will cause any persons involved in such work to leave the demised premises immediately after receipt of notice from Landlord demanding the same.

     9.   TENANT COVENANTS.  Tenant covenants and agrees that Tenant will:
          -----------------
          (a) Faithfully observe and comply with the Rules and Regulations and such additional reasonable Rules and Regulations promulgated to all tenants in the Building and enforced on a non-discriminatory basis as Land-lord hereafter at any time or from time to time may make and may communi-cate in writing to Tenant, which, in the reasonable judgment of Landlord, shall be necessary or desirable for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation, maintenance or safekeeping of the Land and Building, or the equipment thereof, or the comfort of tenants or others in the Building; provided, however, that (i) in the case of any conflict between the provisions of this Lease and any such Rules and Regulations, the provisions of this Lease shall control (ii) nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant, and (iii) Landlord shall not be liable to Tenant for any violation of the Rules and Regulations by any other tenant, its servants, employees, agents, visitors, invitees, subtenants or licensees.

          (b) Permit Landlord and any mortgagee of the Building or of the Building and the Land or of the interest of Landlord therein and any lessor under any ground or underlying lease, and their representatives, to enter the premises at all reasonable hours, for the purposes of inspection, or of making repairs, replacements or improvements in or to the premises or the Building or equipment, or of complying with any laws, orders, and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with the compliance with any such laws, orders or requirements to keep and store within the premises all necessary materials, tools and equipment). Nothing herein contained, how-ever, shall be deemed or construed to impose upon Landlord or any mortgagee of Landlord's interest in the Land and/or Building, any obligation, respon-sibility or liability whatsoever for the care, supervision or repair of the premises or Building or any parts thereof other than as herein provided. Landlord shall use its best efforts not to interfere with Tenant's business operation during any such entry.

          (c) Make no claim against Landlord for any injury or damage to Tenant or to any other person for any damage to, or loss (by theft or otherwise) of, or loss of use of, any property of Tenant or of any other person, unless caused by the willful acts or negligence of Landlord, its employees, agents or servants.

          (d) Not bring or keep in the premises any property other than such as might normally be brought upon or kept in the premises as an incident to the reasonable use of the premises for the purposes herein specified.

          (e) Not violate, or permit the violation of, any reasonable conditions imposed by Landlord's insurance carriers, and not do anything or permit anything to be done, or keep anything or permit anything to be kept, in the premises, which would increase the insurance rates on the Building or the property therein, or which would result in insurance companies of good standing refusing to insure the Building or any such property in amounts and against risks as reasonably determined by Land-lord.

          (f) Permit Landlord, during business hours, within the six (6) month period next preceding the termination date with respect to all or any part of the premises, to show the same to prospective new tenants.

          (g) Quit and surrender the premises at the expiration or earlier termination of the term broom clean and in as good condition as ordinary wear and reasonable use will permit, except for repairs caused by fire or other casualty, and, subject to Landlord's exercise of the election provided in Article 8, with all installations, alterations, additions and improvements, including partitions which may have been installed by either of the parties upon the premises (except that Tenant's removable fixtures, carpeting and furniture shall remain Tenant's property, and Tenant shall remove the same). Tenant's obligations to observe and perform this covenant shall survive the said expiration or earlier ter-mination of this Lease.

          (h)  At any time and from time to time upon not less than ten
(10) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord, or to anyone Landlord shall designate, a statement of Tenant (or if Tenant is a corporation, an appropriate officer of Tenant) in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which rent has been paid in advance, if any, and stating whether or not, to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge; it being intended that any such statement delivered pursuant hereto may be relied upon by any lessor under any ground of underlying lease, or any lessee or mortgagee, or any prospec-tive purchaser, lessee, mortgagee, or assignee of any mortgage, of the Building and/or the Land or of Landlord's interest therein.

          (i) Indemnify and save harmless Landlord against and from any and all claims by or on behalf of any person or persons, firm or firms, corporations, arising from the conduct or management of or from any work or thing whatsoever done by or on behalf of Tenant in or about the demised premises as well as from the use and occupancy of the premises by Tenant, and further indemnify and save Landlord harmless against and from any and all claims arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be per-formed pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, or any of its agents, contractors, servants, employees or licensees in the premises and from and against all costs, counsel fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to resist or defend at Tenant's expense such action or proceeding by counsel reasonably satisfactory to Landlord.

          (j) Not place this Lease on record without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

          (k) Indemnify, defend and hold Landlord harmless from and against any and all liability, claims, suits, demands, judgments, costs, interest and expenses (including, but not limited to, counsel fees incurred in the defense of any action or proceeding) to which Landlord may be subject or suffer by reason of Tenant's having had dealings with respect to the premises or this Lease with any real estate agent or 0 broker, other than Broker named herein.

          (l) During the term hereof, maintain and deliver to Landlord public liability and property damage insurance policies (or certificates thereof) with respect to the premises, in which Landlord, Tenant and Landlord's mortgagee and/or ground lessor, if required, shall be named as additional insureds, for a minimum of One Million Five Hundred Thousand ($1,500,000) Dollars combined single limit for coverage purposes only, with no obligation on the part of Landlord, Landlord's mortgagee and/or ground lessor to pay premiums. Such policy or policies shall be in such form and with such insurance companies as shall be reasonably satisfactory to Landlord with provision for at least ten (10) days' notice to Landlord of cancellation and shall include a cross liability endorsement. At least ten (10) days before the expiration of any such policy, Tenant shall supply Landlord with a substitute therefor with evidence of payment of the premiums thereof. If such premiums shall not be so paid and/or the policies therefor shall not be so delivered, then Landlord may procure and/or pay for the same and the amounts so paid by Landlord shall be added to the installment of rent becoming due on the first of the next succeeding month and shall be collected as additional rent hereunder.

     10.  LANDLORD'S SERVICES.  Provided Tenant is not in default under
          -------------------
any of the covenants, terms, conditions or provisions of this Lease beyond the applicable grace period provided herein, Landlord shall furnish the following services:

          (a) Air cooling during "Business Hours" on "Business Days" (as those terms are hereinafter defined) when, in the reasonable judgment of Landlord, it may be required for the comfortable occupancy of the demised premises. At other times during Business Days and similar hours, Landlord shall provide ventilation for the demised premises. Tenant at all times agrees to cooperate fully with Landlord and to abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of its heating, air conditioning and ventilation systems. Landlord shall have free access to any and all mechanical installations of Landlord, including but not limited to air conditioning, fans, ventilating and machine rooms and electrical closets; and Tenant agrees that there shall be no construction of partitions or other obstruc-tions which might interfere with Landlord's full access thereto, or inter-fere with the moving of Landlord's equipment to and from the enclosures containing said installations. Tenant agrees that Tenants, its agents, employees or contractors shall not at any time enter the said enclosures or tamper with, adjust, touch or otherwise in any manner affect Lessor's said mechanical installations.

          (b) Automatic operatorless elevator facilities during Business Hours on Business Days and at least one elevator available at all other times.

          (c) Heat, when and as required by law, on Business Days during Business Hours.

          (d) Janitorial Services for the demised premises as described on Exhibit "D", provided the same are kept in reasonable order by Tenant. Tenant shall pay to Landlord the cost of removal from the Building of any of Tenant's refuse and rubbish which exceeds the refuse and rubbish usually attendant upon the use of such premises as offices. Bills for the same shall be rendered by Landlord to Tenant and shall be due and payable when rendered, and the amount of such bills shall be deemed to be, and be paid, as additional rent. Alternatively, Tenant shall use Landlord's contractors or employees, at the option of the Landlord, for the removal of such excess rubbish and refuse and Tenant agrees to pay reasonable charges therefor.

          (e) Cold and hot water at standard building temperatures to all lavatories, public or private, for ordinary drinking, cleaning, sani-tary and lavatory purposes.

          (f) (1) Electric current, with the understanding, however, that the fixed rent described in the Preamble to this Lease does not include the cost of electricity consumed by Tenant in the demised premises and Tenant shall, in addition to such fixed rent, be required to pay the Electric Energy Charge as a condition for the furnishing by Landlord of electric current to the demised premises. Such Electric Energy Charge shall be paid, as additional rent, in equal monthly installments together with fixed rent commencing on the commencement date and throughout the term of this Lease.

               (2) The Electric Energy Charge set forth in the Preamble to this Lease represents Landlord's estimate of the annual cost of providing electric current for the operation of the lighting fixtures and electrical outlets initially installed in the demised premises. Such Electric Energy Charge is subject to adjustment, from time to time, based upon the deter-mination by an electrical consultant selected by Landlord to make a survey of the electrical current and powerload requirements (existing as of the time of such survey) in the demised premises. The findings and determina-tions of the consultant as to the proper cost of electricity being consumed by Tenant in the demised premises shall be based upon the costs and charges for electrical current which Tenant would pay to the utility company supplying such current to Tenant as a direct consumer, and such findings and determinations shall be binding upon the parties, provided, however, that in the event of any dispute between the parties with respect to such findings and determinations, the same shall be submitted to arbitration pursuant to the provisions of Article 33 hereof. The Electric Energy
Charge shall be adjusted retroactively to the date of the survey to conform to the determination of the electrical consultant (or, to the determination under any arbitration). After such survey and determination shall have been made, Landlord shall deliver to Tenant a copy thereof (as the same may apply to the Tenant herein). Together with such survey and determina-tion, Landlord shall send a statement to Tenant setting forth an adjustment, to be credited to or paid by Tenant, of an amount equal to the difference between the amount paid by Tenant from the date of such survey and the amount which Tenant would have paid on the basis of such determination for such period. Any amount to which Tenant is entitled shall be deducted from the fixed rent installment payable for the month following delivery of such statement or, in the event that any such amount shall be due to Tenant after the termination date of this Lease, such amount shall be promptly paid to Tenant. Any amount owed by Tenant shall be paid with the next installment of fixed rent due to Landlord hereunder.

               (3) Tenant shall make no substantial alterations or addi-tions to the electric equipment and/or appliances utilized as at the time of the most recent survey by Landlord's electrical consultant without first obtaining the written consent of Landlord. If any additional or substi-tuted equipment and/or appliances are installed, or Tenant increases the use of electrical current in the demised premises, then Landlord may require an updated survey to be made in accordance with subsection (2) above and Tenant shall reimburse Landlord, as additional rent, for the reasonable fees and expenses of the electrical consultant.

               (4) If Landlord's electric rates shall be increased or de-creased, the Electric Energy Charge shall be increased or decreased in the same proportion. For the purposes hereof, energy adjustment charges, fuel adjustment charges, and any other charge of, or factor upon which, the public utility company supplying electricity fixes or determines charges or rates, shall be deemed included in determining and computing the "rate" or charges for such electric current. If any tax or other charge is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any Federal, State or municipal authority, Tenant covenants and agrees that, where permitted by law, Tenant's pro-rata share of such taxes or other charges shall be passed on to and paid by Tenant to Landlord. At the option of Tenant, Landlord agrees to sell to Tenant, all light bulbs, fluorescent lighting, fixtures, starters, ballasts, lenses and grills used in the premises, and Tenant shall pay the cost of installation thereof.

                (5) It is understood and agreed by Tenant that the Electric Energy Charge set forth in the Preamble to this Lease and any adjustments thereto as described in this subparagraph (f) are based on the use of elec-tric current in the demised premises during Business Hours on Business Days, as defined in this Lease.

               (6) Landlord shall not in any way be responsible or liable to Tenant at any time for any loss, damage or expense resulting from any change in the quantity or character of the electric service or for its being no longer suitable for Tenant's requirements or from any cessation or interruption of the supply or current unless same arises from Landlord's failure to pay its utility bills or from Landlord's acts of gross negli-gence, nor shall any such loss, damage or expense, or non-supply of electric service or current in any way affect the tenancy or in any way relieve Tenant of any obligation under the terms of this Lease.

               (7) Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity provided by Landlord pursuant to Exhibit B hereof. Tenant shall make no changes, alterations, additions, substitutions ("changes") to any risers, conduits, meters, panel boxes, switch gear, wiring, any other part of the electric service without the express prior written consent of Landlord. Any changes requested by Tenant shall be sent in writing to Landlord, and if, in the sole judgment of Landlord, such changes will not cause or create a dangerous or hazardous condition or damage or injury to the Building, or entail excessive or unreasonable alterations or repairs, or interfere with or disturb other tenants or occupants and/or the service then or thereafter to be supplied to tenants or occupants, Landlord will, at the sole cost and expense of Tenant, make such changes. Tenant covenants and agrees to pay Landlord for such costs and expenses, as additional rent hereunder, upon the rendition of a bill indicating the amount due therefor.

               (8) If required by law (including a directive from The Public Service Commission) or by a directive of the utility company ser-vicing the premises, Landlord reserves the right to terminate the furnishing of electricity to the demised premises at any time, upon not less than ninety (90) days' written notice to the Tenant, in which event, Tenant may make application directly to the utility company servicing the Building for the Tenant's entire separate supply of electric current, and Landlord shall permit its wires and conduits, to the extent available and safely capable, to be used for such purpose. Any meters, risers or other equipment or connections necessary to enable Tenant to obtain electric current directly from such utility company shall be installed at Tenant's sole cost and expense in compliance with all applicable laws, ordinances and regulations and requirements of insurance companies and fire underwriters. No alterations, modifications or changes shall be made by the Tenant to any meters, risers or other equipment or connections in the Building electric current in a manner which would cause damage to the Building or interfere with the use, enjoyment, occupancy, or possession of the Building by Landlord and it other tenants. Rigid conduit only, or such other type as may be specified by Landlord, will be allowed. The Landlord, upon the expiration of the time set forth in the aforesaid notice to the Tenant, may discontinue furnishing the electric current, in which latter event, the Tenant's liability for the Electric Energy Charge provided for in this Lease shall terminate as of the date of discontinuance of the supplying of electric current, but this Lease shall otherwise remain in full force and effect. Unless required by law, however, Landlord shall not discontinue furnishing electricity to the demised premises until after Tenant shall have made arrangements to obtain its electricity directly from the utility company supplying the Building unless Tenant shall have failed to act with due diligence in making such arrangements.

          (g) Electrical lighting, cleaning and maintenance of the common areas of the Building and Land.

          (h) (1) Tenant acknowledges that Landlord is required to furnish electricity, elevators, water, air conditioning, heat, ventilation, building maintenance and other facilities and services (herein collec-tively referred to as "building services") only during Business Hours
(as hereinafter defined). If Tenant uses the premises outside Business Hours (herein referred to as "extra hours"), Landlord shall provide building services to Tenant provided that (i) Tenant pays to Landlord, as additional rent, a special charge (herein referred to as "extra hours charge"), (ii) Tenant's request for the same shall be received by Landlord prior to 2:00 P.M. on the day on which extra hours service is required after Business Hours on weekdays, prior to 2:00 P.M. on the day preceding any required extra hours service before Business Hours on weekdays, and prior to 2:00 P.M. of the prior Business Day if extra hours service is required before or after Business Hours on a Saturday, Sunday or holiday.

               (2) The extra hours charge shall be a standard hourly rate which Landlord shall determine and may adjust from time to time, based upon the actual cost of providing and maintaining building services and electric current for a minimum four (4) hour period, inclusive of over-head, depreciation and such other expenses as are customarily incurred in the operation, maintenance and safekeeping of a first-class office building.

          (i) The term "Business Days," as used in this Lease, shall mean Monday to Friday, inclusive, and Saturday from 8:00 A.M. to 1:00 P.M., excluding all days observed by the State or Federal governments (herein called "holidays"). Tenant shall, however, have access to the premises 24 hours a day, 7 days a week, but Landlord shall not be required to furnish building services during other than Business Hours on Business Days unless Tenant has neglected the same in accordance with sub-section (h)(1) above.

          (j) The term "Business Hours," as used in this Lease, shall mean all times between 8:00 A.M. and 6:00 P.M. on Monday to Friday, inclusive, excluding holidays, and Saturday from 8:00 A.M. to 1:00 P.M., excluding holidays.

          (k) Landlord reserves the right, without being liable to Tenant and without abatement or diminution in rent, to suspend, delay or stop any of the building services to be furnished and provided by Landlord under this Lease whenever necessary by reason of fire, storm, explosion, strike, lockout, labor dispute, casualty or accident, lack or failure of sources of supply of labor or fuel (or inability in the exercise of reasonable diligence to obtain any required fuel), acts of God or the public enemy, riots, interferences by civil or military authorities in compliance with the laws of the United States of America or with the laws, orders or regulations of any governmental authority, or by reason of any other cause beyond Landlord's control, or for emergency, or for inspection, cleaning, repairs, replacements, alterations, improvements or renewals which in Landlord's reasonable judgment are desirable or necessary to be made. Landlord agrees, however, to use its best efforts and to act with all due diligence to restore or have restored any services which may be suspended, delayed or stopped pursuant to this sub-paragraph (k).

          (l) Landlord shall except as otherwise provided for herein, comply with all governmental regulations affecting the premises.

     11.  ASSIGNMENT, SUBLETTING, ETC. (a) Tenant, for itself, its heirs,
          ---------------------------
executors, administrators, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this Lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance.
If this Lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anyone other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of all covenants on the part of Tenant herein contained. The consent by Landlord to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing, of Landlord to any further assignment or underletting, nor shall the same release or discharge Tenant from any liability, past, present or future, under this Lease, and Tenant shall continue fully liable in all respects hereunder.

          (b) If Tenant enters into a proposed sublease of the premises or assignment of this Lease, such sublease or assignment shall be subject to the provisions of this subparagraph (b) and Tenant shall send Landlord a written notice ("Tenant's Notice of Intention") advising Landlord of Tenant's intention to finalize the sublease or assignment in accordance with the terms of that instrument and an executed copy of the proposed sublease or assignment. Landlord shall have a period of thirty (30) days after receipt from Tenant of such Notice to elect to terminate this Lease and the unexpired term hereof ("recapture") or to advise Tenant that Land-lord consents or refuses to consent to such proposed sublease or assignment. In the event Landlord elects to recapture the demised premises, Tenant shall vacate and surrender possession of the demised premises by not later than the date set forth in Tenant's Notice of Intention for the date upon which the proposed sublease or assignment (as the case may be) was intended to become effective, which date shall not be prior to forty
(40) nor later than one hundred twenty (120) days after sending of Tenant's Notice of Intention ("termination date"). Upon Tenant's vacating and surrendering possession of the demised premises as of the aforesaid termination date in accordance with the terms of this Lease, the unexpired term hereof shall terminate as if said date were the termination date set forth in the Preamble to this Lease, except as provided in Article 11(b) hereof.

          (c) Landlord agrees that if it does not elect to recapture the demised premises in accordance with subparagraph (b), Landlord shall not unreasonably withhold its consent to the proposed sublease or assignment, provided, however, that Landlord shall not be deemed unreasonable if it refuses to consent to any proposed sublease or an assignment of the Lease to a tenant, subtenant or other occupant of the Building (or to a sub-sidiary or affiliate), or if, in the reasonable judgment of Landlord, the business of such proposed subtenant or assignee is not compatible with the type of occupancy of the Building, or such business will create increased use of the facilities of the Building. Landlord may arbitrarily refuse to consent to any proposed sublease of a portion of the premises.

          (d) It is expressly agreed that Landlord shall have the right to negotiate directly with any proposed subtenant or assignee, whether the identification thereof shall have been disclosed to Landlord by Tenant or others, and Landlord shall have the right to enter into a direct lease with any proposed subtenant, its parent, affiliate or subsidiary, either with respect to the sublet area or any other premises or space in the Building for such term and upon such rentals and other provisions or agreements as Landlord elects, including the same terms and conditions set forth in the proposed sublease or assignment submitted to Landlord with Tenant's Notice of Intention.

          (e) Tenant, without Landlord's prior written consent thereto and without being subject to the provisions of paragraph (b) of this Article II shall have the right to assign this Lease or sublet the premises to, or allow the premises to be otherwise occupied by, any parent, subsidiary, affiliate, group or division of Tenant, or successor by merger, provided, however, that no such assignment or subletting shall be deemed to relieve it of liability for the full and faithful performance of all the terms and conditions on its part to be performed under this Lease.

          (f) In the event Tenant assigns this Lease, as permitted by this Article 11, such assignment shall not be deemed effective or binding on Landlord unless there is delivered to Landlord within five (5) days of the execution of such assignment, a duplicate, executed copy of such assign-ment and a duplicate, executed copy of an agreement on the part of the assignee, satisfactory to Landlord, to the effect that the assignee agrees to and shall assume all of the obligations on the part of Tenant to be kept, observed and performed pursuant to this Lease. Consent by Landlord to any assignment or sublease shall not, nor shall it be deemed to, relieve or release the subletting Tenant from liability for the full and faithful performance of all the terms, covenants, provisions and conditions required to be performed under this Lease by "Tenant" for the remainder of the term. No oral or verbal assignment, or sublease or receipt by Landlord of any payment of rental or other amounts, or acceptance by Landlord of per-formance of Tenant's obligations hereunder by any purported assignee or sublessee, shall be deemed a waiver of any obligation of Tenant hereunder.

     12.  LANDLORD'S RIGHTS.  Without abatement or diminution in rent,
          -----------------
Landlord reserves and shall have the following additional rights:

          (a) To change the street address and/or the name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building without liability to Tenant, provided that Tenant's use and enjoyment of the premises are not adversely affected thereby.

          (b) To approve in writing all signs and all sources furnishing sign painting and lettering, drinking water, towels and toilet supplies or other like services used in the demised premises and to approve all sources furnishing cleaning services, painting, repairing and maintenance, which approvals shall not be unreasonably withheld or delayed.

          (c) To enter the demised premises at all reasonable times (1) for the making of such inspections, alterations, improvements and repairs, as Landlord may deem reasonably necessary or desirable, (2) for any purpose whatsoever relating to the safety, protection or preservation of the demised premises or of the Building, and (3) to take material into and upon said premises; * provided Landlord shall use its best efforts not to interfere with Tenant's business operation during any such entry. If a representative of Tenant shall not be personally present to open and permit an entry into the premises at any time when an entry shall be reasonably necessary or permissible hereunder, Landlord or its agents may enter by a master key or may, in cases of emergency, forcibly enter the same without rendering Landlord or its agents liable therefor (provided that, during such entry, reasonable care shall be accorded to avoid damage or injury to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Land-lord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

          (d) At any time or times Landlord, either voluntarily or pursuant to governmental requirement, may, at Landlord's own expense, make repairs, alterations or improvements in or to the Building or any part thereof and during alterations, may close entrances, doors, windows, corridors, elevators or other facilities, provided that such acts shall not unreasonably interfere with Tenant's use and occupancy of the premises.

          (e) To erect, use and maintain pipes, ducts, shafts and conduits in and through the demised premises, provided same do not un-reasonably interfere with Tenant's use and occupancy of the demised premises.

          (f) To charge to Tenant any expense, as additional rent, including overtime cost, incurred by Landlord in the event that repairs, alterations, decorating or other work in the premises are made or done after ordinary business hours at Tenant's request.

          (g) If during the last six months of the term or of a renewal term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may enter and alter, renovate, and re-decorate the premises without reduction or abatement of rent or incurring any liability to Tenant for compensation.

          (h) To grant to anyone the exclusive right to conduct any par-ticular business or undertaking in the Building, provided that Tenant's permitted use of the premises shall not be adversely affected thereby.

     Landlord may exercise any or all of the foregoing rights thereby reserved to Landlord without being deemed guilty of an eviction, actual or constructive, or disturbance or interruption of Tenant's use or possession and without limitation or abatement of rent or other compensation and such acts shall have no effect on this Lease.

     13.  DAMAGE BY FIRE, ETC. (a) If the entire premises or any part
          -------------------
thereof shall be damaged by fire or other casualty and Tenant shall give prompt written notice thereof to Landlord, Landlord shall proceed with reasonable diligence to repair or cause to be repaired such damage, and if the premises, or any part thereof, shall be rendered untenantable by reason of such damage, the fixed and additional rent hereunder, or an amount thereof apportioned according to the area of the premises so rendered untenantable if less than the entire premises shall be so rendered untenantable, shall be abated for the period from the date of such damage to the date when the damage shall have been repaired as aforesaid; * however, if such condition of untenantability shall continue for a period of ninety (90) days following any such casualty, Tenant shall have the right by notice to Landlord at any time thereafter, but prior to the date the premises are restored to terminate this Lease with no further liability of one party to the other; provided, however, that if Landlord or any mortgagee of the Building and the Land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture or furnishings or on any fixtures, equipment, improvements, installations or appurtenances made or removable by Tenant as provided in this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

          (b) In case the Building shall be so damaged by such fire or other casualty that substantial alteration or reconstruction of the Building or the premises shall, in Landlord's reasonable opinion, be required (whether or not the premises shall have been damaged by such fire or other casualty), then Landlord may, at its option, terminate this Lease and the term and estate hereby granted by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. In the event that such a notice of termination shall be given, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the date hereinbefore set for the expiration of the term of this Lease, and the rent payable hereunder shall be apportioned as of such date. In the event the premises are rendered uninhabitable for a period of ninety (90) days following any such casualty, Tenant shall have the right by notice to Landlord at any time thereafter, but prior to the date the premises are restored to terminate this Lease with no further liability of one party to the other.

          (c) Each of the Landlord and Tenant hereby releases the other from any and all liability or responsibility (to the other or any one claiming through or under it by way of subrogation or otherwise) under fire and extended coverage or supplementary contract casualties, if such fire or other casualty shall have been caused by the fault or negligence of the other party or anyone for whom such party may be responsible; provided, however, that this release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releasor's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair, such policies or prejudice the right of the releasor to recover thereunder. Each of Landlord and Tenant agrees that its policies will include such a clause or endorsement so long as the same shall be obtainable without extra cost, or if such cost shall be charged therfor, so long as the other party pays such extra cost if extra cost shall be chargeable therefor, each party shall notify the other party thereof and of the amount of the extra cost, and the other party shall be obligated to pay the extra cost unless, within ten (10) days after such notice, it elects not to be obligated so to do by written notice to the original party. If such clause or endorsement is not available, or if either party should not desire the coverage at extra cost to it, then the provisions of this paragraph shall not apply to the policy or policies in question.

     14.  CONDEMNATION. (a) In the event that any part of the premises or
          ------------
the whole of the Land and Building shall be lawfully condemned or taken in any manner for any public or quasi-public use, this Lease and the term and estate hereby granted shall forthwith cease and terminate as of the date of vesting of title. In the event that a part of the Land or Building shall be so condemned or taken, then Landlord (whether or not the premises be affected) may, at Landlord's option, terminate this Lease and the term and estate hereby granted as of the date of such vesting of title by notifying Tenant in writing of such termination within sixty (60) days following the date on which Landlord shall have received notice of vesting of title. If Landlord does not so elect to terminate this Lease, as aforesaid, this Lease shall be and remain unaffected by such condemnation or taking, and the rent payable hereunder shall not be abated. In the event that only a part of the Building shall be so condemned or taken and this Lease and the term and estate hereby granted are not terminated as hereinbefore provided, Landlord will, with reasonable diligence, and at it expense, restore the remaining portion of the Building as nearly as practicable to the same condition as it was in prior to such condemnation or taking.

          (b) In the event of their termination in any of the cases hereinbefore provided, this Lease and the term and estate hereby granted shall expire as of the date of such termination with the same effect as if that were the termination date of this Lease, and the fixed and addi-tional rent payable hereunder shall be apportioned as of such date.

          (c) In the event of any condemnation or taking hereinbefore mentioned of all or a part of the Land and Building (including the prem-ises), Landlord (or the mortgagee of any interest in the Land and/or the Building, if pursuant to the terms of the mortgage, or if pursuant to law, mortgagee is entitled to receive all or a portion of the condemnation award), shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Lease in Tenant, and Tenant hereby expressly assigns to Landlord or to the mortgagee, as provided above any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof. Tenant shall not be entitled to receive any part of such award from Landlord, the mortgagee, or the condemning authority, except that Tenant shall have the right to assert a claim against the condemning authority for the value of moveable fixtures and equipment installed and paid for by Tenant and for relocation expenses., provided that the payment of any award to Tenant does not diminish the amount which would otherwise be paid to Landlord or the mortgagee by that condemning authority.

          (d) It is expressly understood and agreed that the provisions of this Article 14 shall not be applicable to any condemnation or taking for governmental occupancy for a limited period of time not to exceed three (3) months.

     15.  COMPLIANCE WITH LAWS.  Tenant, at Tenant's expense, shall
          --------------------
comply with all laws and ordinances, and all rules, orders and regulations of all governmental authorities and of all insurance bodies. At any time duly issued or in force, applicable to the premises or any part thereof or to Tenant's use thereof, except that Tenant shall not hereby be under any obligation to comply with any law, ordinance, order or regulation requiring any structural alteration of or in connection with the premises, unless such alteration is required by reason of a condition which has been created by, or at the instance of Tenant, or is attributable to the use or manner of use to which Tenant puts the premises, or is required by reason of a breach of any of Tenant's covenants and agreements hereunder. Where any structural alteration of or in connection with the premises is required by any such law, ordinance, rule, order or regulation, and, by reason of the express exception herein-above contained, Tenant is not under any obligation to make such altera-tion, then Landlord shall have the option of making such alteration and paying the cost thereof, or of terminating this Lease and the term and estate hereby granted by giving to Tenant not less than thirty (30) days' prior written notice of such termination.

     16.  DAMAGE TO PROPERTY. (a) Tenant shall give to Landlord prompt
          ------------------
written notice of any damage to, or defective condition in, any part or appurtenance of the Building's sanitary, electrical, heating, air con-ditioning or other similar of dissimilar systems serving, located in, or passing through, the premises, and the damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by, or resulted from the wrongful use by, Tenant or by the employees, licensees or invitees of Tenant, the cost of the remedy thereof shall be paid by Tenant, as additional rent, upon the rendition of a bill indicating the amount due therefor.

          (b) All personal property belonging to Tenant, its servants, employees, suppliers, consignors, customers, licensees, located in or about the Building or demised premises shall be there at sole risk of Tenant and neither Landlord nor Landlord's agents shall be liable for the theft, loss or misappropriation thereof nor for any damage or injury thereto unless caused by or resulting from Landlord's gross negligence or acts of willful misconduct, nor shall Landlord be considered the voluntary or involuntary bailee of such personal property, nor for damage or injury to Tenant or any of its officers, agents or employees or to any other persons or to any other property caused by fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat or cold, dampness, failing plaster, sewers or sewage odors, noise, leaks from any part of said Building or the roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment and fixtures of all kinds, * unless caused by or resulting from Landlord's gross negligence or acts of willful misconduct or by any act or neglect of other tenants or occupants of the Building of any other person.

          (c) All damage or injury to the premises or to its fixtures, appurtenances and equipment or to the Building, its fixtures, appurtenances or equipment caused by Tenant's moving property in or out of the Building or by installation or removal of furniture, fixtures or other property or from any cause of any kind or nature whatsoever of which Tenant, its servants, employees, agents, visitors or licensees shall be the cause, shall be repaired, restored and replaced promptly by Tenant at its sole cost and expense, in quality and class at least equal to the original work or installations, and to the satisfaction of Landlord. If Tenant fails to commence such repairs, restorations or replacements, within ten
(10) days after notice from Landlord, the same may be made by Landlord for the account of Tenant and the cost thereof shall be collectible as additional rent or otherwise after rendition of a bill or statement and payable simultaneously with the next monthly installment of rent due and payable hereunder.

     17.  SUBORDINATION. (a) This Lease is subject and subordinate in all
          -------------
respects to all ground leases and/or underlying leases now or hereafter covering the Land and to all mortgages which may now or hereafter be placed on or affect such leases and/or the Land, Buildings, improvements, or any part thereof and/or Landlord's interest therein, and to each advance made and/or hereafter to be made under any such mortages and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions of and for such ground leases and/or under-lying leases and/or mortgages. This subparagraph (a) shall be self-operative and no further instrument of subordination, Tenant shall execute and deliver promptly any instrument that Landlord and/or any mortgagee and/or the lessor under any ground or underlying lease and/or their respective successors in interest may request.

          (b) Tenant agrees, at the election and upon demand of any owner of the Land, or of any mortgagee in possession thereof, or of any holder of a leasehold hereafter affecting the Land, to attorn, from time to time, to any such owner, mortgagee or holder, upon the terms and conditions set forth herein for the remainder of the term of this Lease. The foregoing provisions shall enure to the benefit of any such owner, mortgagee or holder, shall apply to the tenancy of Tenant notwithstanding that this Lease may terminate upon the termination of any such leasehold estate, and shall be self-operative upon any such demand, without requiring any further instrument to give effect to said provisions. Tenant, however, upon demand of any such owner, mortgagee or holder, agrees to execute, from time to time, an instrument in confirmation of the foregoing provis-ions, satisfactory to such owner, mortgagee or holder, in which Tenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy, which shall be the same as those set forth herein and shall apply for the remainder of the term of this Lease. Nothing contained in this subparagraph (b) shall be construed to impair any right, privilege or option of any such owner, mortgagee or holder.

          (c) Tenant agrees that, in the event that the interest of the Landlord becomes vested in the holder of any mortgage or in any ground lessor, or anyone claiming by, through or under either of them, then such holder shall not be:

               (1) liable for any act or omission of any prior landlord (including Landlord herein); or

               (2) subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord herein); or

               (3) bound by any rent which Tenant may have paid for more than the current month to any landlord (including Landlord herein).

          (d) No alteration or modification of any provision hereof, nor any cancellation or surrender of this Lease shall be valid or binding as against any holder of any mortgage unless the same shall have been approved in writing by such holder, or unless specific provision therefor is set forth in this Lease.

          (e) Tenant agrees that, upon the request of Landlord, Tenant will execute, acknowledge and deliver such document or instrument as may be requested by the holder of any mortgage on the Landlord's interest in the Land and/or the Building confirming or agreeing that this Lease is assigned to such mortgagee as collateral security for such mortgage and agreeing to abide by such assignment, provided that a copy of such assign-ment has in fact been delivered to Tenant.

     18.  NOTICES.  Any notice, consent, approval, request or demand here-
          -------
under by either party to the other party shall be in writing and shall be deemed to have been duly given if sent by registered or certified mail with return receipt requested, postage prepaid, addressed to Landlord at Landlord's address and to Tenant at Tenant's address, or if the address of such other party for such notices, consents, approvals, requests or demands shall have been duly changed as hereinafter provided, if mailed, as aforesaid, to such other party at such changed address. Either party may at any time change the address for such notices, consents, approvals, requests or demands by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed address. If the term "Tenant" as used in this Lease refers to more than one person, any notice, consent, approval, request or demand given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant. All bills, statements and building communications from Landlord to Tenant may be served by ordinary mail or otherwise delivered to Tenant or left at the premises. For the purpose hereof, the term "building communications" shall be deemed to be any notices not specifically referred to in this Lease which relate to the operation or maintenance of the Building, including amendments to the Rules and Regulations, and is given to all or substantially all of the tenants in the Building. The time of rendition of any bill, statement or building communication and of the giving of any other notice, consent, approval, request or demand shall be deemed to be the time when the same is delivered to Tenant, left at the premises, or deposited in a U.S. Postal Service facility, postage prepaid, as the case may be.

     19.  CONDITIONS OF LIMITATION.  This Lease and the term and estate
          ------------------------
hereby granted are subject to the limitation that if prior to or during the term of this Lease:

          (a) Tenant shall make an assignment of its property for the benefit of creditors or shall file a voluntary petition under any bank-ruptcy or insolvency law, or an involuntary petition under any bankruptcy or insolvency law shall be filed against Tenant and such involuntary petition is not dismissed or proceedings for dismissal are not instituted within sixty (60) days after the filing thereof,

          (b) a petition is filed by or against Tenant under the reorgani-zation provisions of the United States Bankruptcy Act or under the pro-visions of any law of like import, unless such petition under said reorganization provisions be one filed against Tenant which is dismissed, or which proceedings for its dismissal are instituted within sixty (60) days after its filing,

          (c) Tenant shall file a petition under the arrangement pro-visions of the United States Bankruptcy Act or under the provisions of any law of like import,

          (d) a permanent receiver, trustee or liquidate shall be appointed for Tenant or of or for the property of Tenant, and such receiver, trustee or liquidator shall not have been discharged within sixty (60) days from the date of his appointment,

          (e) Tenant shall default in the payment of any rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default,

          (f) Tenant shall default in the due keeping, observing or performance of any covenant, agreement, term, provision or condition of this Lease on the part of Tenant to be kept, observed or performed, and if such default shall continue and shall not be remedied by Tenant within thirty (30) days after Landlord shall have given to Tenant a written notice specifying the same, or, in the case of such a default which for causes beyond Tenant's control cannot with due diligence be cured within said period of thirty (30) days, if Tenant (1) shall not, promptly upon giving of such notice, advise Landlord in writing of Tenant's intention to duly institute all steps necessary to remedy such default, (2) shall not duly institute and thereafter diligently prosecute to completion all steps necessary to remedy the same, or (3) shall not remedy the same within a reasonable time after the date of the giving of said notice by Landlord,

          (g) any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm, association or corporation other than Tenant except as expressly permitted under Article 11 hereof, or whenever Tenant shall desert or abandon the premises or the same shall become vacant (whether the keys be surrendered or not and whether the rent be paid or not), or

          (h) any other lease held by Tenant from Landlord shall expire and terminate (whether or not the term thereof shall then have commenced) as a result of the default by Tenant thereunder, then, in any of said cases, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted (whether or not the term shall theretofore have commenced) shall expire and terminate upon the expiration of said five (5) days with the same effect as if that day were the date hereinbefore set for the expiration of the term of this Lease, but Tenant shall remain liable for damages as provided in Article 21 hereof. If the term "Tenant", as used in this Lease, refers to more than one person, then, as used in subparagraphs (a), (b), (c), (d) and (g) of this Article 19, said term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease is guaranteed, the term "Tenant," as used in said subparagraphs, shall be deemed to include also the guarantor or, if there be more than one guarantor, all or any one of them; and if this Lease shall have been assigned, the term "Tenant," as used in said subparagraphs, shall be deemed to include the assignee and the assignor or either of them under any such assignment unless Landlord shall, in con-nection with such assignment, release the assignor from any further liability under this Lease, in which event the term "Tenant," as used in said subparagraphs, shall not include the assignor so released.

     20.  RE-ENTRY BY LANDLORD. (a) If Tenant shall default in the payment
          --------------------
of any rent payable hereunder by Tenant to Landlord on any date upon which the same becomes due, and if such default shall continue for ten (10) days after Landlord shall have given to Tenant a written notice specifying such default, or if this Lease shall expire and terminate as in Article 19 provided, Landlord or Landlord's agents and servants may immediately or at any time thereafter re-enter into or upon the premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or pro-ceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the premises again as and of its first estate and interest therein. The words "fire entrance," "re-entry," and "re-entered" as used in this Lease are not restricted to their technical legal meanings. In the event of any termination of this Lease under the provisions of Article 19, or in the event that Landlord shall re-enter the premises under the provisions of this Article 20 or in the event of the termination of this Lease (or of re-entry) by or under any summary dispossess or other pro-ceeding or action or any provision of law, Tenant shall thereupon pay to Landlord the rent payable hereunder by Tenant to Landlord up to the time of such termination of this Lease, or of such recovery of possession of the premises by Landlord, as the case may be, and shall also pay to Land-lord damages as provided in Article 21.

          (b) In the event of a breach or threatened breach on the part of Tenant with respect to any of the covenants, agreements, terms, provis-ions or conditions on the part of or on behalf of Tenant to be kept, observed or performed, Landlord shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumula-tive and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled at any time, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

          (c) In the event of (1) the termination of this, Lease under the provisions of Article 19 hereof, (2) the re-entry of the premises by Landlord under the provisions of this Article 20, or (3) the termination of this Lease (or re-entry) by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all moneys, if any, paid by Tenant to Landlord, whether as advance rent, Security or otherwise, but such moneys shall be credited by Landlord against any rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under Article 21 or pursuant to law.

     21.  DAMAGES. (a) In the event of any termination of this Lease under
          -------
the provisions of Article 19 or in the event that Landlord shall re-enter the premises under the provisions of Article 20 or in the event of the termination of this Lease (or of re-entry) by or under any summary dis-possess or other proceeding or action or any provision of law, Tenant will pay to Landlord as damages:

          (1) sums equal to the aggregate of all rent which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the premises, payable upon the due dates therefore specified herein following such termination or such re-entry and until the date hereinbefore set for the expira-tion of the full term hereby granted; provided however that if Landlord shall re-let all or any part of the premises for all or any part of said period, Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the reasona-ble expenses incurred or paid by Landlord in terminating this Lease or of re-entering the premises and of securing possession thereof as well as the reasonable expenses of re-letting, including altering and pre-paring the premises for new tenants, brokers, commissions and all other similar or dissimilar expenses properly chargeable against the premises and the rental therefrom in connection with such re-letting, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (2) to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commence-ment of such suit, and (iii) if the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

          (b) For the purposes of subparagraph (a) of this Article 21, the amount of additional fixed rent which would have been payable by Tenant under Article 4 hereof for each lease year and/or tax year (as those terms are herein defined) ending after such termination of this Lease or such re-entry shall be deemed to be an amount equal to the amount of such additional fixed rent payable by Tenant for the lease year and/or tax year (as the case may be) ending immediately preceding such termination of this Lease or such re-entry. Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated under the provisions of Article 19, or under any provision of law, or had Landlord not re-entered the premises.

          (c) Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

     22.  WAIVER OF TRIAL BY JURY.  It is mutually agreed by and between
          -----------------------
Landlord and Tenant that, except in the case of any action, proceeding or counterclaim brought by either of the parties against the other for personal injury or property damage, the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease.

     23.  LEASE CONTAINS ALL AGREEMENTS.  This Lease contains all of the
          -----------------------------
covenants, agreements, terms, provisions and conditions relating to the leasing of the premises hereunder, and Landlord has not made and is not making, and Tenant, in executing and delivering this Lease is not relying upon, any warranties, representations, promises, or statements, except to the extent that the same may expressly be set forth in this Lease.

     24.  NO WAIVERS. (a) No receipt of money by Landlord from Tenant with
          ----------
knowledge of the breach of any covenant or agreement of this Lease, or after the termination hereof, or after the service of any notice, or after the commencement of any suit, or after final judgment for possession of the demised premises, shall be deemed a waiver of such breach, nor shall it reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

          (b) No delay on the part of Landlord or Tenant in exercising any right, power or privilege hereunder or to seek redress for violation of, or to insist upon strict performance of any covenant or condition of this Lease, or of any of the Rules and Regulations, shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege, preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          (c) No act done or thing said by Landlord or Landlord's agents shall constitute a cancellation, termination or modification of, or eviction or surrender under, this Lease, or a waiver of any covenant, condition or provision hereof, nor relieve Tenant of Tenant's obligation to pay the rent hereunder. Any acceptance of surrender, waiver or release by Landlord and any cancellation, termination or modification of this Lease must be in writing signed by Landlord, by its duly authorized representative. The delivery of keys to any employee or agent of Landlord shall not operate as a surrender or as a termination of this Lease, and no such employee or agent shall have any power to accept such keys prior to the termination of this Lease.

          (d) Tenant hereby waives any and all rights to recover or regain possession of the demised premises or to reinstate or to redeem the Lease as permitted or provided by or under any statute, law or decision now or hereafter in force and effect.

          (e) No failure by Landlord to enforce any of the Rules and Regu-lations against Tenant and or any/other tenant or occupant of the Building shall be deemed a waiver thereof. No provision of this Lease shall be deemed waived by Landlord unless such waiver be in writing signed by Land-lord.

          (f) No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated and reserved shall be deemed to be other than on account of the earliest stipulated rent then due and payable, nor shall any endorsement or statement on any check, or letter accompanying any rent check or payment be deemed an accord and satisfaction, and Land-lord may accept the same without prejudice to Landlord's right to recover any balance due or to pursue any other remedy in this Lease provided.

     25.   PARTIES BOUND.  The covenants, agreements, terms, provisions
           -------------
and conditions of this Lease shall bind and benefit the respective succes-sors, assigns and legal representatives of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 11 hereof shall operate to vest any rights in any successor, assignee or legal representative of Tenant and that the provisions of this Article 25 shall not be construed as modifying the conditions of limitation contained in
Article 19 hereof. It is understood and agreed, however, that the covenants and obligations on the part of Landlord under this Lease shall not be binding upon Landlord herein named with respect to any period subsequent to the transfer of its interest in the Building, that in the event of such transfer said covenants and obligations shall thereafter be binding upon each transferee of such interest of Landlord herein named, but only with respect to the period ending with a subsequent transfer of such interest, and that a lease of the entire interest shall be deemed a transfer within the meaning of this Article 25.

     26.  CURING TENANT'S DEFAULTS.  If Tenant shall default in the per-
          ------------------------
formance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency and in any other case if such default continues after the expiration of the applicable grace period provided for in Article 19 of this Lease or if an emergency exists. Bills for any expense incurred by Landlord in connection with any such performance by Landlord for the account of Tenant, and bills for all costs, expenses and disbursements of every kind and nature whatsoever, including, but not limited to, reasonable counsel fees, involved in collecting or endeavoring to collect the rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant, under or in connection with this Lease, or pursuant to law, including (without being limited to) any such cost, expense and disburse-ment involved in instituting and prosecuting summary proceedings, as well as bills for any property, material labor or services provided, furnished or rendered, or caused to be provided, furnished or rendered, by Landlord to Tenant including (without being limited to) electric lamps and other equipment, construction work done for the account of Tenant, as well as for any charges for any additional building services incurred under Article 10 hereof and any charges for other similar or dissimilar services incurred under this Lease, may be sent by Landlord to Tenant monthly, or immediately, at Landlord's option, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall immediately become due and payable as additional rent under this Lease.

     27.   MISCELLANEOUS.
           -------------

          (a) if in connection with obtaining financing for the Building, a bank, insurance company or other recognized institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially decrease the obligations of Landlord hereunder. In addition thereto, Tenant shall furnish to any mortgagee or proposed mortgagee of the Building, copies of Tenant's latest financial statements duly certified by an independent certified public accountant, or if no such certified statement is available, then such statements shall be certified by the president of Tenant. All such statements which are not in the public domain shall be held in strict confidence by Landlord and/or its mortgagee.

          (b) Tenant shall not be entitled to exercise any right of termination or other option granted to it by this Lease at any time when Tenant is in default in the performance or observance of any of the covenants, agreements, terms, provisions or conditions on its part to be performed or observed beyond the applicable grace period provided in this Lease.

          (c) Tenant shall not sublet, take by assignment, or otherwise occupy any space in the Building other than the premises hereby demised, except with the prior written consent of Landlord in each instance.

          (d) If this Lease is offered to Tenant by the managing agent of the Building, such offer is made solely in the capacity as such agent and subject to Landlord's acceptance and approval; and Tenant has executed this Lease upon the understanding that this Lease shall not in any way bind Landlord until such time as the same has been approved and executed by Land-lord and a counterpart delivered to or received by Tenant.

          (e) The laws of the State of New Jersey shall govern the valid-ity, performance and enforcement of this Lease. The invalidity or unen-forceability of any provision hereof shall not affect or impair any other provision.

          (f) Whenever a neutral singular pronoun refers to Tenant, same shall be deemed to refer to Tenant if Tenant be an individual, a corpora-tion, a partnership or two or more individuals or corporations.

          (g) The term "Landlord" as used in this Lease shall mean the owner for the time being of the Building, and if such Building be sold or transferred, the seller or assignor shall be entirely relieved of all covenants and obligations under this Lease subsequent to such sale or transfer and it shall be deemed, without further agreement between the parties hereto and their successors, that the purchaser on such sale has assumed and agreed to carry out all covenants and obligations of Landlord arising on and after such sale or transfer.

          (h) The term "office" or "offices," wherever used in this Lease shall not be construed to mean premises used as a store or stores, or permit the use of the premises for the sale, display, or auction at any time, of goods, wares or merchandise of any kind, or as a restaurant, banking facility, shop, booth, bootblack, or other stand, barber shop, beauty parlor or for manufacturing or for any similar uses.

          (i) The words "herein," "hereof," "hereunder," "hereafter," and words of similar import refer to this Lease as a whole and not to any particular section or subdivision thereof.

          (j) In all cases where Landlord's consent or approval is required under this Lease, Landlord covenants and agrees that such consent or approval shall not be unreasonably withheld or delayed at such times as Tenant is not in default in the performance of any of its obligations under this Lease beyond the applicable grace period provided herein.

     28.  INABILITY TO PERFORM. This Lease and the obligations of Tenant
          --------------------
to pay rent hereunder and perform all of the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no wise be affected, impaired or excused because Land-lord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's control, including, but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency, or by reason of any fire or other casualty or act of God.

     29.  ABANDONED PERSONAL PROPERTY.  Any personal property (other than
          ---------------------------
any fixture, equipment, improvement, installation or appurtenance of the character referred to in Article 8 hereof), which shall remain in the premises or any part thereof after the expiration or termination of the term of this Lease shall be deemed to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit; provided, however, that notwithstanding the foregoing, Tenant will, upon request of Landlord made not later than ten (10) days after the expiration or termination of the term hereof, promptly remove from the Building any such personal property at Tenant's own cost and expense. If such personal property or any part thereof shall be sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord's property.

     30.  EXCULPATION.  Notwithstanding anything to the contrary set forth
          -----------
in this Lease, in this specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners of Landlord with respect to any of the terms, covenants and conditions of this Lease, and Tenant shall look solely to the equity, if any, of Landlord in the Land and Building for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord; such exculpation of personal liability to be absolute and without any exception whatsoever.

     31.  ARTICLE HEADINGS.  The Article headings of this Lease are for
          ----------------
convenience only and are not to be considered in construing the same.

     32.  QUIET ENJOYMENT.  Landlord covenants that if, and so long as,
          ---------------
Tenant is not in default beyond the applicable grace period provided herein with respect to the performance of the terms and conditions on its part to be performed under this Lease, Tenant shall quietly enjoy the premises with-out hindrance or molestation by Landlord or by any other person lawfully claiming the same, subject to the covenants, agreements, terms, provisions and conditions of this Lease and to any ground leases and/or underlying leases and/or mortgages, extensions, renewals, modifications, alterations and substitutions thereof, to which this Lease is now and may hereafter be subject and subordinate, as hereinbefore set forth.

     33.  ARBITRATION.  In any case in which it is provided b the terms of
          -----------
this Lease that any matter be determined by arbitration, the same shall be settled by arbitration in the City of Hackensack, New Jersey in accordance with the Rules of the American Arbitration Association (or its successor then existing). The determination in such arbitration proceeding shall be conclusive upon the parties, and judgment upon any award or decision may be entered in any court having jurisdiction thereof. The costs, fees and expenses of the arbitrator or arbitrators and/or the American Arbitration Association shall be shared equally by the parties thereto unless otherwise provided in the arbitrators' decision.

     34.  HOLDING OVER.  If the Tenant retains possession of the demised
          ------------
premises or any part thereof after the termination of the term by lapse of time or otherwise, without prior written approval of Landlord, the Tenant shall pay the Landlord fixed rent at double the rate specified in Article 3, together with additional rent and other charges as provided herein, for the time the Tenant thus remains in possession, and, in addition thereto, shall pay the Landlord all damages, consequential as well as direct, sustained by reason of the Tenant's retention of possession. If the Tenant remains in possession of the demised premises, or any part thereof, after the termination of the term by lapse of time or otherwise, such holding over shall, at the election of the Landlord expressed in a written notice to the Tenant and not otherwise, constitute an extension of this Lease on a month-to-month basis at double the monthly rental set forth in Article 3, together with additional rent and other charges as provided herein. The provisions of this Article 34 do not exclude the Landlord's rights of re-entry or any other right hereunder.

     35.  CANCELLATION.
          ------------

          (a) Tenant shall have the right to accelerate the termination date of this Lease to May 30, 1984, provided Tenant sends a notice of its election to accelerate the termination date ("Tenant's Accelerated Termina-tion Date Notice") to Landlord on or before August 30, 1983. Tenant's Accelerated Termination Date Notice shall only be effective if it is accompanied by Tenant's certified check made payable to Landlord in an amount equal to the sum of six (6) months fixed rent and six (6) months of Tenant's Electric Energy Charge ("Termination Penalty").

          (b) In the event Landlord has not received a similar tenant's accelerated termination date notice from Fittin, Cunningham & Lauzon, Inc. (hereinafter called "Fittin"), simultaneously with Tenant's Accelerated Termination Date Notice, then Landlord shall have the right, at its option within fifteen (15) days of its receipt of Tenant's Accelerated Termination Date Notice to void same by notice to Tenant, which notice shall be accom-panied by the return of Tenant's check in the amount of the Termination Penalty. In the event Landlord voids Tenant's Accelerated Termination
Date Notice, then the term of the Lease shall expire on the termination date set forth herein and the provisions of Article 36 of this Lease shall be null and void.

     36.  OPTION TO RENEW.
          ---------------
          (a) Provided Tenant is not in default under the Lease, Tenant shall have the right at, its option by notice to Landlord not earlier than January 1, 1985, nor later than April 30, 1985, to extend the term of this Lease for an additional five (5) year period (hereinafter called "Option Period") under all of the same terms and conditions contained herein except that the-fixed rent as is set forth Preamble (7) shall be the greater of
(i) Thirty-Four Thousand Six Hundred Forty Five and 00/100 (34,645.00) DOLLARS or (ii) a sum equal to Thirty-Four Thousand Six Hundred Forty-Five and 00/100 ($34,645.00) DOLLARS and one hundred (100%) percent of the increase from the date hereof until the commencement of the Option Period in the fair market rental value of the demised premises.

          (b) The fair market rental value of the demised premises shall be determined by a Qualified Appraiser or Appraisers (as hereinafter de-fined) estimated in terms of money, which the demised premises will bring on the date the Option Period commences if exposed for rental in the open market by a landlord, who is willing but not obliged to lease, allowing a reasonable time to find a tenant, who is willing but not obliged to lease.

          (c) Tenant shall furnish to Landlord on the date of its exercise of its option to renew, an appraisal by a member of the American Institute of Real Estate Appraisers, or its successor (any such member being herein-after referred to as a "Qualified Appraiser") of the fair market rental value of the demised premises. If Landlord shall disagree with the results of such appraisal, it shall cause an appraisal of the demised premises to be made by another

Qualified Appraiser and shall furnish such appraisal to Tenant within twenty (20) days after receipt of Tenant's appraisal. If Landlord and Tenant's appraisals are within ten (10%) percent of each other, the fair market rental value shall be the average of the two appraisals. If not and if within ten (10) days after submission by Landlord to Tenant of Landlord's appraisal, Landlord and Tenant are unable to agree on the amount of the fair market rental value, the Qualified Appraisers of Land-lord and Tenant respectively, shall select a third Qualified Appraiser whose appraisal of the fair market rental value of the demised premises shall be conclusive for purposes of this Article. If Landlord and Tenant's Appraisers cannot select a third Qualified Appraiser, such Appraiser shall be selected in accordance with the provisions of Article 33. Landlord shall bear the entire cost of Landlord's Appraisal, and Tenant shall bear the entire cost of Tenant's Appraisal. Landlord and Tenant shall equally share the cost of the services rendered by the third Qualified Appraiser. In all events, the selection of the third Qualified Appraiser and its determination shall be made within thirty-five (35) days of the date upon which Landlord's appraisal is submitted.

          (d) If the third Qualified Appraiser's determination of the fair market rental value of the demised premises is in excess of 110% of the fair market rental value determined by Tenant's Qualified Appraiser, then in that event Tenant shall have a right within fifteen (15) days of its receipt of the third Qualified Appraiser's determination to terminate its option to renew by notice to Landlord, which notice and Tenant's right to terminate shall be strictly conditioned upon Landlord simultaneously receiving a similar termination notice from Fittin, and Tenant furnishing Landlord with its check made payable to Landlord in the amount of one-half the cost of the services rendered by the third Qualified Appraiser.

          (e) The option to renew as set forth above is expressly made subject to the following two conditions: (i) simultaneous with Tenant's exercise of this option, Landlord shall have received notice of an option to renew from Fittin, and (ii) any tenant of the building who occupies in excess of 5,882 rentable square feet has not as of June 1, 1985, entered into a lease covering the demised premises or the premises occupied by Fittin.

          (f) In the event either of the conditions set forth in the sub-division (e) has occurred, then in that event Tenant shall not have the right to extend the term of the Lease and in lieu thereof Tenant shall have the right at its election by notice to Landlord ("New Lease Notice"), which notice shall be given within fifteen (15) days of its receipt of Landlord's notice advising Tenant that the conditions set forth in sub-division (d) have not been met, to enter into a new lease with Landlord (hereinafter called the "New Lease") covering premises of approximately 2,306 rentable square feet presently occupied by Timeplex, Inc. (herein-after called the "New Premises"). In the event Tenant elects to enter into a New Lease, then the term of this Lease shall expire on December
31, 1985, and the term of the New Lease covering the New Premises shall commence January 1, 1986, and expire December 31, 1990. All of the terms, conditions and covenants of the New Lease shall be the same as this Lease except for the following: (i) the demised premises shall be the New Premises; (ii) the term shall be for five (5) years; (iii) the Electric Energy Charge shall be computed on the basis of the square footage of New Premises and the then applicable charge; (iv) the commencement and termina-tion dates shall be as set forth in this subdivision (f); (v) Tenant's rentable area shall be 2,306; (vi) Tenant's percentage shall be 1.23%;
(vii) parking spaces shall be 8; (viii) Tenant shall take the New Premises in its then "as is" but broom clean condition and Exhibit "B" of the Lease shall be deleted; (ix) Articles 35 and 36 of this Lease shall be deleted;
(x) the fixed rent shall be equal to the fair market rentable value of the New Premises as of the commencement date to be determined in accordance with subparagraphs (b) and (c) of this Article.

          (g) Tenant's option to enter into a New Lease for the New Premises as set forth in subdivision (f) shall be strictly conditioned upon the Landlord receiving a similar notice from Fittin expressing its intention to enter into a new lease for premises presently occupied by Rosemount, Inc. In the event such notice is not received simultaneously with Tenant's New Lease Notic, then Landlord shall have the right within fifteen (15) days of its receipt of Tenant's New Lease Notice to void same and thereupon this Lease shall terminate on the termination date originally set forth herein and Tenant shall have no right to extend the term of this Lease or to enter into a New Lease for the New Premises or for any other area of the Building.

     IN WITNESS WHEREOF, Landlord and Tenant have executed or caused to be executed, these presents, as of the date first hereinabove set forth.

Signed, Sealed and Delivered          HEIGHTS PLAZA ASSOCIATES
in the presence of                    (Landlord)

/s/ Ellen J. Bisogno                    /s/ Alfred Sanzari
------------------------------        By ------------------------------
                                         General Partner

WITNESS                               AUTOMATED MEDICAL LABORATORIES,
                                      INC. (Tenant)

/s/                                     /s/ Thomas K. Langbein
------------------------------        By-------------------------------
                                        President

                                                        "HEIGHTS PLAZA"

                                 EXHIBIT "B"
                                 -----------

                               Landlord's Work
                               ---------------


1.00  General Conditions
      ------------------

      1.01 Landlord agrees that, at its expense, prior to commencement of this Lease, it will provide the building standard work in the demised premises as described herein.

      1.02  Building standards shall mean the work described herein.

      1.03 Landlord shall use only new and first-class materials and will perform all work in a good and workmanlike condition.

      1.04 Landlord will provide a complete space to meet all State and local codes and requirements.

      1.05 Landlord will obtain and pay for all permits and inspections required for occupancy, exclusive of any special permits or approvals relating to Tenant's equipment or business operations.

      1.06 Landlord will furnish all labor, material and equipment required to complete the building standard work described herein and such additional work as Landlord may agree to provide in accordance with the final approved drawings and specifications.

      1.07 Tenant's Work shall mean any work performed by or on behalf of Tenant in the demised premises which is not included- in Land-lord's Work or otherwise performed by Landlord on behalf of Tenant.

      1.08 Contractors and subcontractors doing Tenant's Work shall be of Tenant's choice but shall be subject to Landlord's prior approval and such rules and regulations as Landlord, in its sole discretion, may impose. Tenant's work may be done during normal working hours prior to the commencement date of this Lease provided Landlord's Work has progressed sufficiently that Tenant's Work will not interfere with remaining Landlord's Work. Tenant shall receive, without charge, water, heat, ventilation or cooling, during normal working hours, but only to the extent that such services are being supplied to Landlord's contractors and workmen at the demised premises at the time. Tenant shall pay for hoist and rubbish removal service in connection with its work. It is understood and agreed that Tenant's access and entry prior to the commencement of the Lease term to make its installations is conditioned upon Tenant's contractors, subcon-tractors and material suppliers working in harmony and not interfering with the labor forces employed by Landlord or any other tenant, or their contractors, subcontractors and material suppliers. If, at any time, such entry shall cause disharmony or interference, then Tenant's right to such access and entry may be withdrawn by Landlord immediately.

            Workmen's Compensation, Public Liability and Property Damage insurance, all in amounts and with companies and on forms satisfactory to Landlord, shall be provided and at all times maintained by Tenant and its contractors engaged in the per-formance of Tenant's Work and before preceeding with any Tenant's Work. Certificates for such insurance shall be furnished to Landlord.

      1.09 Access and entry by Tenant before the commencement date in accordance with 1.07 above shall be deemed to be under all of the terms, covenants, provision and conditions of the Lease except as to the covenant to pay rent. Landlord shall not be liable in any way for any injury, loss or damage which may occur to any Tenant's decorations or installations so made prior to the commencement of the term of the Lease, the same being solely at Tenant's risk.

2.00  Plans and Specifications
      ------------------------

      2.01 Tenant's architect will provide Landlord with twelve (12) complete sets of working plans and specifications for the demised premises, which plans shall be prepared in accordance with this Exhibit. Landlord's architect will provide same service if desired by Tenant for $.55 per rentable square foot.

      2.02 The working plans and specifications shall be subject to Land-lord's review and approval, and, to the extent that such plans and specifications do no conform to this Exhibit, Landlord may disapprove the same unless Tenant agrees to pay Landlord for is additional costs in accordance with 2.03 below.

      2.03  On its plans and specifications furnished in accordance with
            2.02 above, Tenant may designate different materials (except window coverings) in place of building, standard materials which would otherwise be initially furnished and installed by Landlord under the provisions of this Exhibit, provided such selection is approved by Landlord. If Tenant shall make any such selection, or if different materials are required because of any situation created by Tenant (by reason of subleasing or any other similar or dissimilar cause) wherein the applicable building codes prohibit the use of building standard materials, and if the Work Cost (as hereinafter defined) of such different materials shall exceed the Landlord's cost of building standard materials thereby replaced, Tenant shall pay to Landlord, as hereinafter provided, the difference between the Work Cost of such different new materials and the Landlord's cost of building standard materials thereby replaced. Tenant may also indicate on its plans and specifications additional work and additional materials (subject to approval by Landlord) to be furnished and installed by Landlord at Tenant's expense, and Tenant shall pay to Landlord, as hereinafter provided, the Work Cost of such additional work and additional materials.
            No such different materials shall be furnished and installed in replacement for any of building standard materials nor shall any such additional work or additional materials be furnished and installed unless Landlord and Tenant shall have agreed in writing the Work Cost of such different new materials and the Landlord's cost of such replaced building standard materials, or the Work Cost of such additional work or additional materi-als, as the case may be. All amounts payable by Tenant to Landlord pursuant to this Exhibit shall be paid by Tenant promptly after the rendering of bills therefor by Landlord to Tenant, it being understood and agreed that such bills may be rendered during the progress of the performance of the work and/or the furnishing and installation of the materials to which such bills relate and that final payment in full be made on the 10th day of the month following completion of the work, as additional rent under the Lease. Any such dif-ferent materials and any such additional work and additional materials shall, upon installation, become the property of Landlord and shall be surrendered by Tenant to Landlord at the end or other expiration of the term of the Lease unless otherwise provided therein. No credit shall be granted for the omission of building standard materials where no replacement in kind is made. The term "Work Cost" as used in this Exhibit shall mean the total of all estimated actual costs to Landlord for furnishing and installing such different new materials or such additional work or additional materials, plus 10% overhead plus 10% profit of such actual costs.

      2.04 Tenant shall provide Landlord with the plans and specifications described in 2.01 above within fifteen (15) days from the date of the Lease and in default thereof, Landlord may, at its sole option, (a) advance the commencement date of the Lease by the number of days equal to the number of days of such delay, (b) proceed with the building standard work and layout as determined solely by Landlord, or (c) accept late delivery of Tenant's plans and specifications. If such delivery or any changes made by Tenant as to information or drawings already submitted result in increased costs, Tenant shall pay such costs as additional rent as and when incurred.

3.00  Directory
      ---------

      3.01 Provide a directory at the main level lobby with the name and location of Tenant indicated thereon.

4.00  Partitions
      ----------

      4.01 Partitions in accordance with the approved plans not to exceed one (1) lineal foot of partition per 20 square feet of rentable area of the demised premises.

      4.02 Between the demised premises and corridor(s) and/or between the demised premises and adjacent space, 5/8" fire code gypsum board, taped and spackled, on each side of 3 5/8" metal studs, 16" on center. Demising partitions to have 3-1/2" (full thick) sound deadening insulation installed within from floor to underside of floor above.

      4.03 In the demised premises, 5/8" fire code gypsum board on each side of 3 5/8" metal stud, 16" on center, taped and spackled, to underside of finished ceiling.

      4.04 Partitions terminating in the building exterior wall shall meet either a mullion or a column without interfering with access to the peripheral enclosure.

      4.05  There will be no jogs, curves or angels in any partition.

5.00  Doors and Bucks
      ---------------

      5.01  All bucks to be 16 gauge hollow metal.

      5.02 Doors within tenant space to be 3'0" x 7'0" x 1 3/4" wood solid core stain grade.

      5.03 Tenants main entrance to be full height 3'0" x 9'0" x 1 3/4" wood solid core door with a 2'6" x 9'0" tempered glass side light.

      5.04 Secondary egress doors on public cooridors to be 3'0" x 9'0" x 1 3/4" wood solid core.

6.00  Glazing
      -------

      6.01 Glazing in windows and doors shall be as required by local State and Federal regulations.

7.00  Rough and Finished Hardware
      ---------------------------

      7.01 Provide rough and finished hardware including latch sets on individual office doors.

      7.02  Landlord shall supply and install all rough and finish hardware.

      7.03 Finish hardware to be Schlage, Sargent, Yale and Towne or equal, as selected by Landlord.

      7.04 All doors to be located, oriented and equipped with hardware in accordance with local codes.

      7.05 Heavy duty lock sets and closers shall be installed on all doors opening on public corridors.

      7.06  All locks shall be keyed to the building, master keying system.

      7.07 Furnish and install chrome clothes rods and shelf for coat closets in Tenants plans.

8.00  Acoustical Ceilings
      -------------------

      8.01 Lay in acoustic tile ceilings shall be 24" x 48" x 5/8" exposed grid in all areas. Tile shall be U.S. Gypsum Aura-tone or equal, as selected by Landlord. Entire ceiling system shall be fire rated.

      8.02  Ceiling heights to be 9'0" except where otherwise noted.

9.00  Flooring
      --------

      9.01 An allowance of $9.00 per square yard will be given to Tenant towards the purchase and installation of carpet and base in areas where asbestos tile is not installed by Landlord.

      9.02  All carpets will be selected from Landlord's samples.

      9.03 Supply rooms, telephone and equipment rooms and mailrooms will receive 1/8" vinyl asbestos tile with 4" vinyl base to be selected from Landlord's samples.

10.00 Painting
      --------

      10.01 Interior wall surfaces of gypsum board shall receive two (2) coats of flat alkyd paint, colors to be selected by Tenant from Landlord's samples.

      10.02 All exposed interior ferrous metal surfaces including miscel-laneous metal, piping duct work and mechanical equipment shall receive two (2)coats-of enamel paint over one (1) coat of primer.

      10.03 Metal doors, door bucks and other metal surfaces not having baked enamel finish shall receive two coats of enamel paint over one coat of primer.

      10.04  Paint manufacturers to be utilized are as follows:

             a. Pratt & Lambert, Devoe, Conlux or approved equal, as selected by Landlord.

11.00 Window Covering
      ---------------

      11.01 Furnish and install building standard horizontal blinds with color as established by Landlord for all exterior windows.

12.00 HVAC Specifications
      -------------------

      12.01 Heating and air-conditioning shall be capable of maintaining 78F (+ or - 2 F) at 50% relative humidity when the outdoor temperature is 95 F.D.b. 76 F-W.B. in the cooling season. Heating season 70 F(+ or - 2 F) and 20% + or - 5% relative humidity when outside temperature is 5 F-D.B. Thermostatic setting's shall be subject to all applicable laws and any required compliance certificates or other energy management forms.

      12.02 The HVAC systems shall be a Carrier variable air volume-type system using a model #37AG & #37AH moduline terminals. The terminals shall be mounted on the air ceiling suspension system. Master units shall have self-contained automatic thermostats and volume control. Terminals can operate from 100% of nominal volume to 10% of nominal volume.

      12.03 The terminals are connected to supply duct systems which are supplied with conditioned air from rooftop air handling units, with cooling coils, filters., mixing, dampers and relief dampers, Carrier 39E fan coil units.

      12.04 A control panel for each system contains, time clock, refrig-eration step controller, duct supply air control thermostat and automatic economizer controls.

      12.05 The air supply distribution of the HVAC system for the demised premises shall be based on one (1) watt per square foot of total power load for head. producing equipment. Occupancy rate based on 150 square feet per person.

      12.06 All heating will be provided from perimeter electric base-board radiation with ceiling plenum electric unit heaters on the floor and below the first floor to offset heat losses.

      12.07 The control system for the heating will be by means of an electronic "SCR" controller and solar compensation system.

      12.08 The system will be under time clock control to operate during Business Hours on Business Days (as those terms are defined in the Lease).

      12.09 Zoning on tenant areas will be based on 600 to 1,200 sq. ft. per zone, depending upon usage and orientation.

      12.10 Lighting load on HVAC system will be based on 2.5 to 3 watts per square foot.

      12.11 If Tenant's equipment (i.e., computers, etc.) requires air-conditioning, above and beyond building' standard as outlined, said additional air-conditioning, (including cost of operation as stipulated in the Lease) shall be paid for by Tenant as an extra cost. Any special exhaust requirements will also be an extra cost to be paid by Tenant.

13.00 Electrical Specifications
      -------------------------

      13.01  Lighting
             --------

             A. Office Areas - provide 1-2'-0" x 4'-0", 4 tube recessed fluorescent fixture for each 80 square feet of rentable space. Fixtures to be as manufactured by Roberts Manufac-turing catalog #K85-440-A277 or approved equal, as selected by Landlord.

             B. Provide 2'-0" x 2'-0" recessed fluroescent fixture where required as a substitute for a like number of 2'-0" x 4'-0" fixtures.

      13.02  Power - one (1) duplex receptacle will be provided for each
             -----
             125 square feet of rentable area and to meet all applicable codes.

      13.03  Exit and emergency lighting to be provided as per codes.

      13.04  One light switch will be provided in each office.

      13.05 Provide an emergency generator plant, complete with automatic transfer switch to operate all emergency and exit lighting fixtures in public areas, the fire alarm system, the fire pump and one elevator in case of power disruption from P.S.E. & G. sources.

      13.06 The average electric load of the demised premises shall not exceed four (4) watts per square foot for lighting and power.

      13.07  Electrical Specs - Landlord shall initially provide and
             ----------------
             install lamps and ballasts at its expense. Replacement of same by Landlord at Tenant's expense.

14.00  Sprinkler System
       ----------------

      14.01 Provide a complete sprinkler system throughout entire building and garage area in accordance with all state and local codes.

      14.02 Sprinkler heads installed in all office and lobby areas shall be a concealed type as manufactured by the Reliable Sprinkler Co., or equal, as selected by Landlord.

15.00  Telephone Service
       -----------------

      15.01 The Landlord shall arrange with New Jersey Bell Telephone Company for telephone service within the equipment room in the building core.

      15.02 All telephone work and wiring in partitions, floors and ceilings to be arranged for by Tenant with New Jersey Bell Telephone Company or other qualified installer selected by Tenant. Landlord will coordinate work with other trades as required. Completion or non-completion of the telephone work will not delay Tenant's acceptance of the demised premises or the payment of rent. All electrical load centers, special wiring and plywood supplied by Landlord for telephone equipment shall be an extra cost to be paid by Tenant. Telephone company wiring is to meet all prevailing codes.

                                    EXHIBIT C
                                    ---------


                             RULES AND REGULATIONS

     1. The public and common sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be ob-structed, or encumbered by any tenant or used for any purpose other than ingress and egress to and from the premises.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord.
No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the premises must be of a quality, type, design and bulb color approved by the Landlord.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed painted or affixed by any tenant on any part of the outside or inside of the premises Building without prior written consent of the Landlord. In the event of the violation of the foregoing, by any tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord.

     4. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants employees, agents, visitors or licensees, shall have caused the same.

     6. No tenant shall, mark, paint, drill into, or in any way deface any part of the premises or the Building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of the Landlord, and as the Landlord may direct.
No tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the premises, and if linoleum, rug, or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. No space in the Building shall be used for manufacturing, for the storage, of merchandise, or for the sale of merchandise, goods or property of any kind at auction.

     8. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with other occupants of the Building or those having business with them whether by the use of any musical instrument, radio, television set, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything, out of the doors, windows or skylights or down the passageways.

     9. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall an changes be made in existing locks or the mechanism thereof. Each tenant must, upon the termination of his tenancy, restore to the Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to Landlord the cost thereof.

     10. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which the Landlord or its agents may reasonably designate from time to time. The Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

     11. No tenant shall occupy or permit any portion of the premises demised to him to be occupied as an office for a public stenographer or typist, or a small loan company or for the possession, storage, manufacture, or sale of liquor, narcotics, dope, tobacco, in any form, or as a barber, beauty parlor, or manicure shop, or as an employment bureau. No tenant shall engage or pay any employees on the premises, except those actually working for such tenant on said premises, nor advertise for laborers giving an address at said premises.

     12. No tenant shall purchase ice, towels, or other like service, from any company or persons not approved by the Landlord.

     13. The Landlord reserves the right to exclude from the Building, between the hours of 6:00 P.M. and 8:00 A.M. on Monday to Friday, inclusive, and between the hours of 1:00 P.M. on Saturday and 8:00 A.M.
on the following Monday, as well as on legal holidays, all persons who do not present a pass to the Building signed by the Landlord. The Landlord will furnish passes to persons for whom any tenant requests same in writing. Each tenant shall be responsible for all persons for whom it requests such pass and shall be liable to the Landlord for all acts of such persons.

     14. Canvassing, soliciting and peddling, in the Building is pro-hibited and each tenant shall cooperate to prevent the same.

     15. There shall not be used in any space, or in the public halls of any Building either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

     16. Tenant shall not do any cooking, conduct any restaurant, lunch-eonette or cafeteria for the sale or service of food or beverages to its employees or to others, or cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the premises. Tenant shall not install or permit the installation or use of any food, beverage, cigarette, cigar or stamp dispensing machine; or permit the delivery of any food or beverage to the premises, except by such persons delivering the same as shall be approved by Landlord.

     17. Tenant shall not use or permit the premises to be used for any unlawful or illegal business or purpose or for lodging.

     18. Tenant shall not illegally sell or store upon the premises any spirituous, malt or vinous liquor or any narcotic drugs and shall not exhibit, sell or offer for sale on the premises or the Building anything whatsoever except such as are essentially connected with the stated use of the premises.

     19. Tenant shall not do or permit to be done any act or thing upon the premises which will invalidate or be in conflict with any fire in-surance policies or increase the rate of fire insurance covering the Building of which the premises form a part and shall not do or permit to be done any act or thing upon the premises which shall or might subject Landlord to any liability or responsibility for injury to any person or persons or to property by means of any business or operation being carried on in the premises or for any other reason. In no event shall any ex-plosives or flammable materials be taken into or retained in the premises.

     20. If the sprinkler system or any of its appliances shall be damaged or injured, or not in proper working order by reason of any act or omission of any tenant, or any tenant's agents, servants, employees, licensees or visitors, such tenant shall forthwith restore the same to good working conditions at its own expense; and if the Board of Fire Underwriters or any fire insurance company or any bureau, department or official of the state or city government having jurisdiction shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of such tenant's business, or the location of partitions, trade fixtures, or other contents of the premises, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment, become necessary to prevent the impo-sition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Board, or by any fire insurance company, such tenant shall at its expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

     21. Tenant shall not place or permit to be placed any vending machines in the premises, except with the prior written contsent of Landlord in each instance.

     22. Tenant shall not use or permit the parking decks to be used for the parking, loading or unloading of trucks exceeding the weight limit established from time to time by Landlord.

                                  EXHIBIT D
                                  ---------

                             JANITORIAL SERVICES

A.  Nightly Services - Monday thru Friday:
    -------------------------------------
    1.  Empty and clean ash trays.
    2.  Empty waste baskets.
    3.  Clean cigarette urns.
    4.  Remove trash to areas designated.
    5.  Wipe drinking fountains.
    6.  Sweep floors.
    7.  Dust desks and tables.
    8. Dust desk accessories not of material value and replace in proper place.
    9.  Dust cabinets, files, chairs and window sills.
    10. Vacuum carpets.

C.  Outside Services, as required:
    -----------------------------

    1.  Sweep driveways and curbs.
    2.  Sweep and clean sidewalks.
    3.  Snow removal from driveways, sidewalks, steps and parking areas.

D.  Occasional Service, when necessary:
    ----------------------------------

    1.  Dust paneling.
    2.  Dust picture frames.
    3.  Dust diffusers.
    4.  High dust door tops, tops of partitions and high ledges.
    5.  Damp mop floors.

E.  Nightly Service - Restroom Area - Monday thru Friday (on floor(s)
    ----------------------------------------------------
    leased by Tenant)

    1.  Sweep, mop and sanitize floors.
    2.  Clean commodes and toilet seats.
    3.  Empty and clean towel and sanitary disposal receptacles.
    4.  Clean urinals.
    5.  Clean mirrors.
    6.  Clean sinks.
    7.  Sanitize plumbing fixtures.

F.  Occasional Service-Restroom Area (on floor(s) leased by Tenant)
    --------------------------------

    1.  High dust walls and ceilings.
    2.  Completely clean ceramic tile.
    3.  Replenish soap, toilet tissue and paper towels.
    4.  Spot clean ceramic wall tiles.

G.  Public Areas and Supplemental Service
    -------------------------------------

    1. Wash and wax flooring, on stairs, Corridors, foyers and elevators, as necessary.
    2. Elevator, stairway and utility doors washed with clear water or approved cleanser, as necessary.
    3. Dust and clean electric fixtures and fittings in public corridors, foyers, stairways, as necessary.

H.  Window Cleaning Services
    ------------------------

    1. Exterior windows and glass and interior glass doors and partition glass will be washed inside and outside as required, but not more than four (4) times per year.

I. The Janitorial Services described in this Exhibit shall be deemed all-inclusive and although Landlord, at its sole discretion, reserves the right to provide, from time to time, additional services, it shall not be required to provide any such additional services including, without limita-tion, waxing floors in the demised premises.